Exhibit 99.1

      ROCKWELL MEDICAL TECHNOLOGIES, INC. REPORTS THIRD QUARTER RESULTS;
                  SALES INCREASE 75% AND EPS DOUBLES TO $.02

    WIXOM, Mich., Nov. 8 /PRNewswire-FirstCall/ -- Rockwell Medical Technologies, Inc. (Nasdaq: RMTI), a leading, innovative hemodialysis products manufacturer in the healthcare sector, reported its third quarter results today. Sales increased 75% and Earnings per Share doubled to $.02 from the third quarter last year. Nine Month revenues were up 61% and nine month net income increased 75% for the first nine months of 2005 compared to the same period in 2004.

    HIGHLIGHTS:

    Third Quarter 2005
    * Record quarterly revenues of $7,828,262.
    * Sales increased 75% over the third quarter of 2004.
    * Gross Profit Margins improved 1.9% sequentially over the second quarter of 2005.
    * Net Income increased 139% to $156,177 over the third quarter last year.
    * Sequentially, net income increased 83% to $70,721 over the second quarter of 2005.
    * Earnings per Share doubled to $.02 from $.01 last year and last quarter.

    First Nine Months of 2005
    * Revenues increased 61% to $21,238,803 over first nine months of 2004
    * Net Profit increased 75% to $350,848 over the first nine months of 2004.
    * Earnings per Share was $.04, double the result from the first nine months of 2004.

    Mr. Robert L. Chioini, Chairman and Chief Executive Officer of Rockwell Medical Technologies, Inc. stated, "Overall, we are pleased with our third quarter results which demonstrated strong growth in our sales as well as improvement in our gross profit margins and net earnings. We have begun to accelerate our efforts and our funding to gain FDA approval for our iron-delivery product so we are pleased to see improved earnings while making these important investments."

    Rockwell will be hosting a conference call to review its third quarter results on Tuesday, November 8, 2005 at 11:00 am EST. Investors are encouraged to call in five minutes in advance of the call at 888-896-0862 or may listen on the web at:
http://orion.calleci.com/servlet/estreamgetevent?id=6084&folder=default using
Windows Media Player. See http://www.rockwellmed.com for more details and playback options.

    Rockwell Medical Technologies, Inc. is an innovative leader in manufacturing, marketing and delivering high-quality dialysis solutions, powders and ancillary products that improve the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work properly and suffer from chronic kidney failure, a condition also known as end stage renal disease (ESRD). There are an estimated 350,000 dialysis patients in the United States and the incidence of ESRD has increased approximately 6%-8% on average each year over the last decade. Rockwell's products are used to cleanse the ESRD patient's blood and replace nutrients in the bloodstream. Rockwell offers the proprietary Dri-Sate(R) Dry Acid Concentrate Mixing System, RenalPure(R) Liquid Acid Concentrate, SteriLyte(R) Liquid Bicarbonate Concentrate, RenalPure(R) Powder Bicarbonate Concentrate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at http://www.rockwellmed.com for more information.

    Certain statements in this press release with respect to Rockwell's business and operations, including the statements regarding the Company's anticipated sales constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements reflect management's expectations and are based upon currently available information. Management of Rockwell believes the expectations reflected in the forward-looking statements made in this press release are based upon reasonable assumptions. However, certain factors could occur that might cause actual results to vary. These include, but are not limited to, general economic conditions, economic conditions specific to the hemodialysis industry, non-recurrence of customer orders, competitive factors, failure to obtain FDA approval, and other factors discussed in Rockwell's reports filed with the Securities and Exchange Commission. The forward- looking statements should be considered in light of these risks and uncertainties.

               Rockwell Medical Technologies, Inc. and Subsidiary

                         Consolidated Income Statements

  For the three and nine months ended September 30, 2005 and September 30, 2004

                                 (Whole dollars)

                                   (Unaudited)

                         Three Months      Three Months      Nine Months       Nine Months
                            Ended             Ended             Ended             Ended
                        Sept. 30, 2005    Sept. 30, 2004    Sept. 30, 2005    Sept. 30, 2004
                       ---------------   ---------------   ---------------   ---------------
Sales                  $     7,828,262   $     4,473,872   $    21,238,803   $    13,164,640
Cost of Sales                6,868,274         3,753,177        18,798,954        11,066,748
  Gross Profit                 959,988           720,695         2,439,849         2,097,892
Selling,
 General and
 Administrative                758,819           606,304         2,094,945         1,759,692
  Operating
   Income                      201,169           114,391           344,904           338,200
 Other Income                        -                 -           137,468                 -
Interest
 Expense, net                   44,992            49,114           131,524           138,082
  Net Income           $       156,177   $        65,277   $       350,848   $       200,118
Basic Earnings
 per Share             $           .02   $           .01   $           .04   $           .02

Diluted Earnings
 per Share             $           .02   $           .01   $           .04   $           .02

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                 As of September 30, 2005 and December 31, 2004

                                 (Whole Dollars)

                                   (Unaudited)

                                             September 30,   December 31,
                                                  2005            2004
                                             -------------   -------------
              ASSETS
Cash and Cash Equivalents                    $     451,325   $     166,195
Restricted Cash Equivalents                          8,662           8,662
Accounts Receivable, net of a reserve of
 $53,000 in 2005 and $44,500 in 2004             2,702,181       2,302,093
Inventory                                        2,062,523       1,652,457
Other Current Assets                               669,020         111,630
    Total Current Assets                         5,893,711       4,241,037

Property and Equipment, net                      2,068,157       2,048,665
Intangible Assets                                  400,499         369,508
Goodwill                                           920,745         920,745
Other Non-current Assets                           128,742         120,597

     Total Assets                            $   9,411,854   $   7,700,552

   LIABILITIES AND SHAREHOLDERS' EQUITY

Short Term Borrowings                        $   1,400,000   $     452,682
Notes Payable & Capitalized
 Lease Obligations                                 449,608         389,602
Accounts Payable                                 1,503,104       2,124,679
Customer Deposits                                1,078,345          11,005
Accrued Liabilities                                400,414         481,587
     Total Current Liabilities                   4,831,471       3,459,555

Long Term Notes Payable &
 Capitalized Lease Obligations                     566,051         818,678

     Shareholders' Equity:
Common Share, no par value,
 8,697,384 and 8,556,531
 shares issued and outstanding                  12,146,094      11,870,909
Common Share Purchase Warrants,
 3,700,000 and 3,761,071 shares
 issued and outstanding                            286,130         320,150
Accumulated Deficit                             (8,417,892)     (8,768,740)
      Total Shareholders' Equity                 4,014,332       3,422,319

     Total Liabilities And
      Shareholders' Equity                   $   9,411,854   $   7,700,552

SOURCE  Rockwell Medical Technologies, Inc.
    -0-                             11/08/2005
    /CONTACT: Thomas Klema of Rockwell Medical Technologies, Inc., +1-248-960-9009/
    /Web site:  http://rockwellmed.com /
    (RMTI)